Consent of Independent Auditors




We consent to the reference to our firm under the captions "Independent Auditors" and to the use of our reports dated February 11, 2002 with respect to Principal Life Insurance Company Separate Account B and February 1, 2002 with respect to Principal Life Insurance Company, in the Registration Statement (Post-Effective Amendment No. 3 to Form N-4 No. 333-63401) and related Prospectus of Principal Life Insurance Company Separate Account B Principal FreedomSM Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2002